UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

DRUGSTORE.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26137	04-3416255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400

Bellevue, Washington 98004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 372-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 2, 2011, at a special meeting of stockholders (the “Special Meeting”), the stockholders of drugstore.com, inc. (“drugstore.com”) adopted that certain Agreement and Plan of Merger, dated as of March 23, 2011, by and among Walgreen Co. (“Walgreens”), Dover Subsidiary, Inc., a wholly owned subsidiary of Walgreens (“Merger Sub”) and drugstore.com (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on June 3, 2011, Merger Sub merged with and into drugstore.com in accordance with the General Corporation Law of the State of Delaware, with drugstore.com continuing as the surviving entity as a wholly owned subsidiary of Walgreens (the “Merger,” and the effective time of the Merger referred to herein as the “Effective Time”).

At the Effective Time, each outstanding share of drugstore.com common stock (other than those shares with respect to which appraisal rights were available, properly exercised and not withdrawn) was converted into the right to receive $3.80 in cash.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to drugstore.com’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on June 3, 2011, drugstore.com notified the NASDAQ Stock Market (“NASDAQ”) that the Effective Time had occurred, and trading of drugstore.com common stock on The NASDAQ Capital Market has been halted, beginning June 3, 2011 and will be suspended, beginning June 6, 2011. drugstore.com also has requested that NASDAQ file with the SEC an application on Form 25 to remove its common stock from listing on The NASDAQ Capital Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). drugstore.com intends to file a certification on Form 15 to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure under Item 2.01 hereto is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Upon the Effective Time, on June 3, 2011, a change in control of drugstore.com occurred, and drugstore.com now is a wholly owned subsidiary of Walgreens. The disclosure under Item 2.01 hereto is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors of drugstore.com as of immediately prior to the Effective Time resigned as directors of drugstore.com effective as of the Effective Time.

Pursuant to the terms of the Merger Agreement, the members of the Merger Sub board of directors, Rick Hans, Robert M. Silverman and John A. Mann, became the members of the drugstore.com board of directors, effective as of the Effective Time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of drugstore.com were amended and restated in their entirety to read, in the name of drugstore.com, as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the Effective Time. The amended and restated certificate of incorporation and amended and restated bylaws of drugstore.com are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, Proposals 1 and 2 were approved by drugstore.com’s stockholders. The proposals are described in detail in the definitive proxy statement filed by drugstore.com with the SEC on April 29, 2011. At the Special Meeting, the holders of 56,001,971 shares of drugstore.com’s capital stock, which represents approximately 52.50% percent of the shares of drugstore.com’s capital stock outstanding and entitled to vote as of the record date of April 25, 2011, were represented in person or by proxy. The voting results of the Special Meeting are set forth below.

Proposal 1: Stockholders approved a proposal to adopt the Agreement and Plan of Merger, dated as of March 23, 2011, among Walgreen Co., an Illinois corporation, Dover Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Walgreens, and drugstore.com, with 55,665,634 votes for, 326,375 votes against, and 9,923 votes withheld.

Proposal 2: Stockholders approved a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement, with 53,465,361 votes for, 2,442,837 votes against, and 93,734 votes withheld.

Item 7.01. Regulation FD Disclosure.

On June 3, 2011, drugstore.com issued a press release announcing the successful completion of the merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 23, 2011, by and among Walgreen Co., Dover Subsidiary, Inc., and drugstore.com, inc. (incorporated herein by reference to Exhibit 2.1 to drugstore.com’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011)

3.1	Amended and Restated Certificate of Incorporation of drugstore.com, inc.

3.2	Amended and Restated Bylaws of drugstore.com, inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

drugstore.com, inc.

Date: June 3, 2011	By:	/s/ Yukio Morikubo
		Name:	Yukio Morikubo
		Title:	Vice President, Strategy and General Counsel